Exhibit 99.1

Contacts:
Jay Bullock
Chief Financial Officer
441.278.3727

George Luecke
Group Treasurer & SVP, IR
212.607.8802

ARGO GROUP ANNOUNCES 2012 FOURTH QUARTER AND FULL YEAR RESULTS

HAMILTON, Bermuda (Feb. 6, 2013) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and twelve months ended December 31, 2012.

"Notwithstanding Hurricane Sandy's impact on the fourth quarter, we made significant progress towards our strategic, operational and financial goals," said Mark E. Watson III, CEO of Argo Group.  "Three of our four business segments produced premium growth and operating profits for the year, and we continue executing on internal initiatives to enhance operating efficiency and profitability. We have more work to do, but I'm optimistic overall about what we can achieve."

HIGHLIGHTS FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2012:
●	Gross written premiums were $389.7 million, an increase of $47.9 million or 14% over the fourth quarter of 2011.
●	Pre-tax operating loss1 was $7.4 million compared to a loss of $11.0 million in the fourth quarter of 2011.
●	Net loss was $4.7 million or $0.19 per diluted share compared to net income of $1.4 million or $0.05 per diluted share in the fourth quarter of 2011.
●	The combined ratio was 109.6% compared to 112.5% in the fourth quarter of 2011.
●
Estimated pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums2, were $47.9 million, all due to Hurricane Sandy. This compares to $36.1 million of catastrophe losses in the fourth quarter of 2011.

1 – Results are before net realized investment gains, foreign currency exchange (gains) losses, and debt extinguishment costs.

2 – All subsequent references to catastrophe losses are pre-tax and net of reinsurance and estimated reinstatement premium.

HIGHLIGHTS FOR THE YEAR ENDED DECEMBER 31, 2012:
●	Gross written premiums were $1.7 billion, an increase of $200.9 million or 13% over 2011.
●	Pre-tax operating income was $47.5 million compared to a pre-tax operating loss of $107.6 million for 2011.
●	Net income was $52.3 million or $2.01 per diluted share compared to a net loss of $81.9 million or $3.02 per diluted share for 2011.
●	The combined ratio was 104.6% compared to 119.8% for 2011.
●	Estimated catastrophe losses were $69.8 million in 2012, compared to $207.8 million of catastrophe losses and $9.3 million aggregate reinsurance cover losses in 2011.
●	Book value per share was $60.75 at December 31, 2012, an increase of 9.3% from $55.60 at December 31, 2011.

OTHER HIGHLIGHTS:
●
During the quarter, the Company repurchased $7.0 million or 211,404 shares of its common stock at an average share price of $33.18, representing 0.8% of net shares outstanding at September 30, 2012.  During 2012, the Company repurchased $44.6 million or 1,488,308 shares of its common stock, representing 5.7% of net shares outstanding at December 31, 2011.

●	The Company incurred one-time pre-tax debt extinguishment costs of $2.2 million due to the call premiums paid on redemption of certain capital trust securities.

FINANCIAL RESULTS

Three Months ended December 31, 2012

For the three months ended December 31, 2012, Argo Group reported a net loss of $4.7 million or $0.19 per diluted share and a net operating loss after tax of $5.9 million or $0.24 per diluted share. By comparison, the fourth quarter of 2011 produced net income of $1.4 million or $0.05 per diluted share and a net operating loss after tax of $9.3 million or $0.35 per diluted share.  The difference between the net loss and net operating loss in the quarter reflects $7.0 million of pre-tax realized investment gains, a $1.5 million pre-tax foreign currency exchange loss and $2.2 million of pre-tax debt extinguishment costs. (See the complete reconciliation in the attached tables.)

Gross written premiums for the three months ended December 31, 2012 and 2011, were $389.7 million and $341.8 million, respectively.  Total revenue for the three months ended December 31, 2012 and 2011, was $350.7 million and $318.6 million, respectively.  Earned premiums for the three months ended December 31, 2012 and 2011, were $314.7 million and $278.0 million, respectively.

Argo Group's combined ratios for the three months ended December 31, 2012 and 2011 were 109.6% and 112.5%, respectively.  Catastrophe losses were $47.9 million in fourth quarter 2012 compared to $36.1 million in the same period in 2011.  Favorable prior year loss development was $9.6 million compared to $5.0 million for the three months ended December 31, 2011.

Net investment income for the three months ended December 31, 2012 and 2011, was $28.5 million and $29.5 million, respectively.  For the three months ended December 31, 2012, the Company reported net realized investment gains of $7.0 million versus net realized investment gains of $11.5 million for the same period in 2011.

Year ended December 31, 2012

For the year ended December 31, 2012, Argo Group reported net income of $52.3 million or $2.01 per diluted share and net operating income after tax of $38.0 million or $1.46 per diluted share.  By comparison, the year ended December 31, 2011 produced a net loss of $81.9 million or $3.02 per diluted share and a net operating loss after tax of $91.5 million or $3.36 per diluted share.  The difference between net income and net operating income for 2012 includes $25.7 million of pre-tax realized investment gains, a $4.3 million pre-tax foreign currency exchange loss and $2.2 million of pre-tax debt extinguishment costs.  (See the complete reconciliation in the attached tables.)

Gross written premiums for 2012 were $1.7 billion compared to $1.5 billion in 2011.  Total revenue was $1.3 billion in both 2012 and 2011.  Earned premiums for 2012 were $1.2 billion compared to $1.1 billion in 2011.

Argo Group's combined ratio for 2012 was 104.6% compared to 119.8% for 2011.  Results in 2012 were impacted by catastrophe losses of $69.8 million, including $47.9 million from Hurricane Sandy.  Results in 2011 were impacted by catastrophe losses of $207.8 million and aggregate reinsurance cover losses of $9.3 million.  Included in the results for 2012 was favorable prior year reserve development of $27.4 million versus $3.4 million in 2011.

Net investment income for 2012 and 2011, respectively, was $118.8 million and $125.8 million.  Net realized investment gains for the year ended December 31, 2012 and 2011, were $25.7 million and $49.2 million, respectively.  At December 31, 2012, the investment portfolio totaled $4.2 billion with a net pre-tax unrealized gain of approximately $305 million.

SEGMENT RESULTS

Excess & Surplus Lines (E&S) – In the fourth quarter of 2012, gross written premiums for E&S totaled $130.6 million and pre-tax operating income was $17.8 million.  This compares to gross written premiums of $121.6 million and pre-tax operating income of $24.3 million in the fourth quarter of 2011.  The combined ratios for the fourth quarters of 2012 and 2011 were 92.6% and 86.6%, respectively.  Underwriting results include favorable prior year loss development of $9.0 million in the fourth quarter of 2012 and $16.0 million in the same period in 2011.  Catastrophe losses were $2.6 million in the fourth quarter of 2012 and immaterial in the same period in 2011.

For 2012, gross written premiums for E&S totaled $513.5 million and pre-tax operating income was $74.1 million.  This compares to gross written premiums of $478.9 million and pre-tax operating income of $65.9 million in 2011.  The combined ratios for 2012 and 2011 were 91.9% and 95.5%, respectively.  Underwriting results include favorable prior year loss development of $42.5 million in 2012 and $33.8 million in 2011.  Catastrophe losses were $12.6 million in 2012 and $7.8 million in 2011.

Commercial Specialty – In the fourth quarter of 2012, gross written premiums for Commercial Specialty totaled $91.8 million, compared to $93.7 million in the fourth quarter of 2011.  The segment reported a pre-tax operating loss of $13.0 million in the fourth quarter of 2012, compared to income of $3.7 million in the same period in 2011.  The combined ratios for the fourth quarters of 2012 and 2011 were 122.9% and 101.7%, respectively.  Catastrophe losses were $8.8 million in the fourth quarter of 2012 and $1.5 million in the same period in 2011.  Underwriting results include unfavorable prior year loss development of $3.6 million in the fourth quarter of 2012 and $3.7 million in the same period in 2011.

For 2012, gross written premiums for Commercial Specialty totaled $437.0 million, compared to $428.8 million in 2011.  The segment reported a pre-tax operating loss of $24.8 million for 2012, compared to a loss of $3.6 million in 2011. The combined ratios for 2012 and 2011 were 115.1% and 108.3%, respectively.  Underwriting results include unfavorable prior year loss development of $22.2 million in 2012 and $8.4 million in 2011.  Catastrophe losses were $16.7 million in 2012 and $23.6 million in 2011.

International Specialty – In the fourth quarter of 2012, gross written premiums for International Specialty totaled $58.1 million, compared to $23.7 million in the fourth quarter of 2011. The segment reported a pre-tax operating loss of $10.7 million in the fourth quarter of 2012, compared to a loss of $7.0 million in the same period in 2011.  The combined ratios for the fourth quarters of 2012 and 2011 were 131.3% and 134.7%, respectively.  Underwriting results include favorable prior year loss development of $2.7 million in the fourth quarter of 2012 and $1.0 million in the same period in 2011.  Catastrophe losses were $18.3 million in the fourth quarter of 2012 and $18.3 million in the fourth quarter of 2011.

For 2012, gross written premiums for International Specialty totaled $260.2 million and pre-tax operating income was $11.3 million.  This compares to gross written premiums of $198.2 million and a pre-tax operating loss of $70.9 million in 2011.  The combined ratios for 2012 and 2011 were 97.1% and 177.5%, respectively.  Underwriting results include favorable prior year loss development of $7.2 million in 2012 and $4.6 million in 2011.  Catastrophe losses were $19.3 million in 2012, compared to catastrophe losses of $111.9 million and $9.3 million in aggregate reinsurance cover losses in 2011.

Syndicate 1200 – In the fourth quarter of 2012, gross written premiums for Syndicate 1200 were $108.9 million and pre-tax operating income was $10.1 million.  This compares to gross written premiums of $102.8 million and a pre-tax operating loss of $18.0 million in the fourth quarter of 2011.  The combined ratios for the fourth quarters of 2012 and 2011 were 93.9% and 129.5%, respectively.  Underwriting results in the fourth quarter of 2012 include favorable prior year loss development of $5.3 million compared to unfavorable prior year loss development of $3.9 million in the fourth quarter of 2011.  Catastrophe losses were $18.2 million in the fourth quarter of 2012 and $16.4 million in the same period in 2011.

For 2012, gross written premiums for Syndicate 1200 were $533.4 million and pre-tax operating income was $28.1 million.  This compares to gross written premiums of $438.5 million and a pre-tax operating loss of $67.0 million in 2011.  The combined ratios for 2012 and 2011 were 96.2% and 131.7%, respectively.  Underwriting results for 2012 include favorable prior year loss development of $9.7 million compared to unfavorable prior year loss development of $18.7 million in 2011.  Catastrophe losses were $21.2 million in 2012 and $64.5 million in 2011.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the fourth quarter of 2012, the Run-off segment produced pre-tax operating income of $0.6 million compared to a pre-tax operating loss of $3.3 million for the fourth quarter of 2011.  Run-off results for the fourth quarter of 2012 include unfavorable prior year loss development of $3.8 million compared to unfavorable prior year loss development of $4.4 million in the fourth quarter of 2011.

For 2012, the Run-off segment produced a pre-tax operating loss of $0.9 million compared to a pre-tax operating loss of $5.3 million in 2011.  Results for 2012 include unfavorable prior year loss development of $9.8 million compared to unfavorable prior year loss development of $7.9 million in 2011.

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 11:30 a.m. EST (12:30 p.m. AST) tomorrow, February 7, 2013.

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts.  Participants inside the U.S. and Canada can access the call by phone by dialing (888) 771-4383 (pass code: 34121377).  Callers dialing from outside the U.S. and Canada can access the call by dialing (847) 585-4407 (pass code: 34121377).

To expedite access to the call and minimize hold times, participants can pre-register for the call here: (CLICK HERE).  To add this event to your email calendar, copy and paste the following URL into your browser:
http://web.meetme.net/r.aspx?p=13&a=UXqVsDdyNVrPSq&t=A&u=P.

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts.  In addition, a telephone replay of the call will be available through February 14, 2013, to callers from inside the U.S. and Canada by dialing (888) 843-7419 (pass code: 7009852#).  Callers dialing from outside the U.S. and Canada can access the telephone replay by dialing (630) 652-3042 (pass code: 7009852#).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

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(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	December 31,	December 31,
	2012	2011
	(unaudited)	(as adjusted) (a)
Assets
Total investments	$4,200.7	$4,145.7
Cash and cash equivalents	95.8	102.7
Accrued investment income	30.3	32.3
Receivables	1,681.9	1,453.1
Goodwill and intangible assets	245.3	246.8
Deferred acquisition costs	99.4	101.5
Ceded unearned premiums	193.6	179.4
Other assets	141.9	116.8
Total assets	$6,688.9	$6,378.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,223.5	$3,291.1
Unearned premiums	730.2	658.2
Ceded reinsurance payable	612.1	424.5
Senior unsecured fixed rate notes	143.8	-
Other indebtedness	63.8	65.5
Junior subordinated debentures	193.3	311.5
Other liabilities	208.1	164.5
Total liabilities	5,174.8	4,915.3

Total shareholders' equity	1,514.1	1,463.0
Total liabilities and shareholders' equity	$6,688.9	$6,378.3

Book value per common share	$60.75	$55.60

(a) Retrospectively adjusted for the accounting amendment which modified the definition of deferred acquisition costs.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
		(as adjusted) (a)	(unaudited)	(as adjusted) (a)
	(unaudited)

Gross Written Premiums	$389.7	$341.8	$1,745.7	$1,544.8
Net Written Premiums	277.5	249.0	1,244.5	1,071.8

Earned Premiums	314.7	278.0	1,186.5	1,082.0
Net Investment Income	28.5	29.5	118.8	125.8
Net Realized Investment Gains	7.0	11.5	25.7	49.2
Fee Income (Expense), net	0.5	(0.4)	5.3	1.4
Total Revenue	350.7	318.6	1,336.3	1,258.4

Losses and Loss Adjustment Expenses	219.7	198.7	747.6	863.1
Other Reinsurance-Related Expenses	6.5	2.8	27.3	5.9
Underwriting, Acquisition and Insurance Expenses	118.2	111.0	464.5	425.7
Interest Expense	6.7	5.6	23.7	22.1
Debt Extinguishment Costs	2.2	0.0	2.2	0.0
Foreign Currency Exchange Loss (Gain)	1.5	(7.6)	4.3	3.5
Total Expenses	354.8	310.5	1,269.6	1,320.3

(Loss) Income Before Taxes	(4.1)	8.1	66.7	(61.9)
Income Tax Provision	0.6	6.7	14.4	20.0
Net (Loss) Income	$(4.7)	$1.4	$52.3	$(81.9)

Net (Loss) Income per Common Share (Basic)	$(0.19)	$0.05	$2.05	$(3.02)

Net (Loss) Income per Common Share (Diluted)	$(0.19)	$0.05	$2.01	$(3.02)

Weighted Average Common Shares:
Basic	25.1	26.6	25.5	27.2
Diluted	25.1	26.9	26.0	27.2

(a) Retrospectively adjusted for the accounting amendment which modified the definition of deferred acquisition costs.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
		(as adjusted) (a)	(unaudited)	(as adjusted) (a)
	(unaudited)

Excess & Surplus Lines
Gross Written Premiums	$130.6	$121.6	$513.5	$478.9
Net Written Premiums	107.3	100.7	420.8	390.0
Earned Premiums	103.8	99.5	399.3	405.3
Underwriting Income	$7.7	$13.4	$32.1	$18.4
Net Investment Income	12.6	13.2	51.1	56.0
Interest Expense	(2.5)	(2.3)	(9.1)	(8.5)
Operating Income Before Taxes	$17.8	$24.3	$74.1	$65.9
Loss Ratio	56.3%	52.7%	55.9%	61.0%
Expense Ratio	36.3%	33.9%	36.0%	34.5%
GAAP Combined Ratio	92.6%	86.6%	91.9%	95.5%
Commercial Specialty
Gross Written Premiums	$91.8	$93.7	$437.0	$428.8
Net Written Premiums	58.3	66.4	306.4	317.2
Earned Premiums	75.7	83.0	317.5	316.7
Underwriting Loss	$(17.2)	$(1.4)	$(47.8)	$(26.4)
Net Investment Income	7.0	6.7	27.6	27.7
Interest Expense	(1.7)	(1.3)	(5.9)	(5.0)
Fee (Expense) Income, net	(1.1)	(0.3)	1.3	0.1
Operating (Loss) Income Before Taxes	$(13.0)	$3.7	$(24.8)	$(3.6)
Loss Ratio	90.3%	69.6%	81.0%	74.6%
Expense Ratio	32.6%	32.1%	34.1%	33.7%
GAAP Combined Ratio	122.9%	101.7%	115.1%	108.3%
International Specialty
Gross Written Premiums	$58.1	$23.7	$260.2	$198.2
Net Written Premiums	26.9	10.0	145.5	97.4
Earned Premiums	39.3	25.3	130.1	101.3
Underwriting (Loss) Income	$(11.7)	$(8.9)	$3.4	$(78.6)
Net Investment Income	2.3	2.8	12.3	10.9
Interest Expense	(1.3)	(0.9)	(4.4)	(3.2)
Operating (Loss) Income Before Taxes	$(10.7)	$(7.0)	$11.3	$(70.9)
Loss Ratio	96.5%	96.8%	60.9%	147.1%
Expense Ratio	34.8%	37.9%	36.2%	30.4%
GAAP Combined Ratio	131.3%	134.7%	97.1%	177.5%
Syndicate 1200
Gross Written Premiums	$108.9	$102.8	$533.4	$438.5
Net Written Premiums	84.7	71.9	370.2	266.8
Earned Premiums	95.6	71.1	337.9	259.3
Underwriting Income (Loss)	$5.7	$(21.0)	$12.5	$(82.3)
Net Investment Income	3.9	3.9	15.3	17.2
Interest Expense	(1.1)	(0.8)	(3.7)	(3.2)
Fee Income (Expense), net	1.6	(0.1)	4.0	1.3
Operating Income (Loss) Before Taxes	$10.1	$(18.0)	$28.1	$(67.0)
Loss Ratio	56.9%	83.7%	55.7%	85.8%
Expense Ratio	37.0%	45.8%	40.5%	45.9%
GAAP Combined Ratio	93.9%	129.5%	96.2%	131.7%

(a) Retrospectively adjusted for the accounting amendment which modified the definition of deferred acquisition costs.

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ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING (LOSS) INCOME TO NET (LOSS) INCOME
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
		(as adjusted) (a)		(as adjusted) (a)
	(unaudited)		(unaudited)

(Loss) Income Before Taxes:
From Operations	$(7.4)	$(11.0)	$47.5	$(107.6)
Foreign Currency Exchange (Loss) Gain	(1.5)	7.6	(4.3)	(3.5)
Debt Extinguishment Costs	(2.2)	-	(2.2)	-
Net Realized Investment Gains	7.0	11.5	25.7	49.2
(Loss) Income Before Taxes	(4.1)	8.1	66.7	(61.9)
Income Tax Provision	0.6	6.7	14.4	20.0
Net (Loss) Income	$(4.7)	$1.4	$52.3	$(81.9)

Net (Loss) Income per Common Share (Diluted)	$(0.19)	$0.05	$2.01	$(3.02)

After Tax Net Operating (Loss) Income
Operating (Loss) Income Before Taxes	$(7.4)	$(11.0)	$47.5	$(107.6)
Income Tax (Benefit) Provision (b)	(1.5)	(1.7)	9.5	(16.1)
Net Operating (Loss) Income After Tax	$(5.9)	$(9.3)	$38.0	$(91.5)

Operating (Loss) Income per Common Share (Diluted)
At Assumed Tax Rate:
(Loss) Income (b)	(0.13)	0.25	2.05	(1.93)
Foreign Currency Exchange Loss (Gain) (b)	0.05	(0.24)	0.13	0.11
Debt Extinguishment Costs (b)	0.07	-	0.07	-
Net Realized Investment Gains (b)	(0.23)	(0.36)	(0.79)	(1.54)

Operating (Loss) Income per Common Share (Diluted)	(0.24)	(0.35)	1.46	(3.36)

(a) Retrospectively adjusted for the accounting amendment which modified the definition of deferred acquisition costs.
(b) At assumed tax rate of 20% for 2012 and 15% for 2011.

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